SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2005

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)         (Zip Code)

Registrant’s telephone number, including area code:    (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

           On March 3, 2005, Cubist Pharmaceuticals, Inc. (the “Company”) entered into a Stock Purchase Agreement, a Registration Rights Agreement and an Amendment No. 2 to Assignment and License Agreement, each with Eli Lilly and Company relating to the purchase from Eli Lilly of a 2% reduction in the royalties payable to Eli Lilly on net sales of Cubicin (daptomycin for injection).  The Company acquired worldwide development and commercialization rights to daptomycin from Eli Lilly in 1997.

           In accordance with the terms of the Stock Purchase Agreement, the Company will issue 1,876,173 shares of the Company’s common stock, par value $0.001 per share, in exchange for the royalty reduction.  The shares will be issued in a private placement upon the satisfaction of certain conditions, including the effectiveness of a registration statement covering the resale of the shares.  The number of shares of common stock was determined by dividing $20 million by $10.66, which is the average closing price of the stock over ten consecutive trading days ending March 2, 2005.

           The Registration Rights Agreement grants certain registration rights to Eli Lilly relating to the shares of common stock to be issued pursuant to the Stock Purchase Agreement and obligates the Company to file a registration statement to cover the resale of such shares.  On March 4, 2005, the Company filed a Registration Statement on Form S-3 to cover the resale of the shares.

           Amendment No. 2 to Assignment and License Agreement amends that certain Assignment and License Agreement, dated October 6, 2000, entered into by the Company and Eli Lilly, to effect the 2% royalty reduction payable to Eli Lilly on net sales of Cubicin.

Item 3.02               Unregistered Sales of Equity Securities

           On March 3, 2005, the Company entered into a Stock Purchase Agreement with Eli Lilly and Company pursuant to which the Company will issue 1,876,173 shares of the Company’s common stock in exchange for a 2% reduction in the royalties payable to Eli Lilly on net sales of Cubicin.  The shares will be issued upon the satisfaction of certain conditions, including the effectiveness of a registration statement covering the resale of the shares.  If the registration statement is not declared effective within ninety days of March 3, 2005, Eli Lilly may terminate the arrangement prior to Cubist issuing the shares and the royalty reduction will not be effected.  The number of shares of common stock was determined by dividing $20 million by $10.66, which is the average closing price of the stock over ten consecutive trading days ending March 2, 2005.  The shares will be issued in a private placement to a single accredited investor in reliance on Rule 506 of the Securities Act of 1933, as amended.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ David W.J. McGirr
David W.J. McGirr,
Senior Vice President and
Chief Financial Officer

Dated: March 9, 2005